Exhibit 99.2

TREE.COM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the sale of substantially all of the operating assets of our LendingTree Loans business to a wholly-owned subsidiary of Discover Financial Services. These pro forma statements are derived from, and should be read in conjunction with, our audited consolidated financial statements for the year ended December 31, 2011 and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

The unaudited pro forma consolidated balance sheet as of March 31, 2012 assumes the asset sale transaction occurred March 31, 2012. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2011 and the three months ended March 31, 2012 give effect to the asset sale transaction as if it had occurred as of the beginning of each of those respective periods.

The unaudited pro forma consolidated financial information is presented for informational purposes only and is based upon estimates by our management, which are based upon available information and certain assumptions that our management believes are reasonable. The unaudited pro forma condensed consolidated financial information is not intended to be indicative of actual results of operations or financial position that would have been achieved had the asset sale transaction been completed as of the beginning of each period indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto.

TREE.COM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED BALANCE SHEET

MARCH 31, 2012

(In thousands, except par value and share amounts)

	As Reported (a)	Dispositions (b)	Pro Forma
ASSETS:
Cash and cash equivalents	$58,953	$19,770	$78,723
Restricted cash and cash equivalents	14,852	20,100	34,952
Accounts receivable, net of allowance of $87	5,645	—	5,645
Prepaid and other current assets	1,204	—	1,204
Current assets of discontinued operations	175,620	(15,226)	160,394
Total current assets	256,274	24,645	280,919
Property and equipment, net	7,696	—	7,696
Goodwill	3,632	—	3,632
Intangible assets, net	11,082	—	11,082
Other non-current assets	231	—	231
Non-current assets of discontinued operations	11,011	(10,478)	533
Total assets	$289,926	$14,167	$304,093
LIABILITIES:
Accounts payable, trade	$6,758	$—	$6,758
Deferred revenue	188	—	188
Deferred income taxes	4,335	—	4,335
Accrued expenses and other current liabilities	15,201	—	15,201
Current liabilities of discontinued operations	197,901	(11,268)	186,633
Total current liabilities	224,383	(11,268)	213,115
Income taxes payable	7	—	7
Other long-term liabilities	4,013	—	4,013
Deferred income taxes	510	—	510
Non-current liabilities of discontinued operations	908	—	908
Total liabilities	229,821	(11,268)	218,553

SHAREHOLDERS’ EQUITY:
Preferred stock $.01 par value; authorized 5,000,000 shares; none issued or outstanding	—	—	—
Common stock $.01 par value; authorized 50,000,000 shares; issued 12,398,397 shares, outstanding 11,275,136 shares	124	—	124
Additional paid-in capital	912,469	—	912,469
Accumulated deficit	(843,956)	25,435	(818,521)
Treasury stock 1,123,261 shares	(8,532)	—	(8,532)
Total shareholders’ equity	60,105	25,435	85,540
Total liabilities and shareholders’ equity	$289,926	$14,167	$304,093

TREE.COM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(In thousands, except per share amounts)

	As Reported (a)	Disposition (c)	Pro Forma
Revenue	$13,235	$—	$13,235
Costs and expenses (exclusive of depreciation shown separately below)
Cost of revenue	796	—	796
Selling and marketing expense	10,652	—	10,652
General and administrative expense	4,803	—	4,803
Product development	774	—	774
Litigation settlements and contingencies	222	—	222
Restructuring expense	(64)	—	(64)
Amortization of intangibles	107	—	107
Depreciation	1,224	—	1,224
Total costs and expenses	18,514	—	18,514
Operating loss	(5,279)	—	(5,279)
Other expense
Interest expense	(121)	—	(121)
Total other expense, net	(121)	—	(121)
Loss before income taxes	(5,400)	—	(5,400)
Income tax benefit	2,131	—	2,131
Net loss from continuing operations	(3,269)	—	(3,269)
Income (loss) from operations of discontinued operations, net of tax	17,418	(17,492)	(74)
Net income (loss) attributable to common shareholders	$14,149	$(17,492)	$(3,343)

Weighted average common shares outstanding	11,173	—	11,173
Weighted average diluted shares outstanding	11,414	—	11,414
Net loss per share from continuing operations
Basic	$(0.29)	$—	$(0.29)
Diluted	$(0.29)	$—	$(0.29)
Net income (loss) per share from discontinued operations
Basic	$1.56	$(1.57)	$(0.01)
Diluted	$1.53	$(1.54)	$(0.01)
Net income (loss) per share attributable to common shareholders
Basic	$1.27	$(1.57)	$(0.30)
Diluted	$1.24	$(1.54)	$(0.30)

TREE.COM, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(In thousands, except per share amounts)

	As Reported (d)	Disposition (c)	Pro Forma
Revenue	$54,617	$—	$54,617
Costs and expenses (exclusive of depreciation shown separately below)
Cost of revenue	4,133	—	4,133
Selling and marketing expense	46,662	—	46,662
General and administrative expense	19,751	—	19,751
Product development	3,203	—	3,203
Litigation settlements and contingencies	5,732	—	5,732
Restructuring expense	1,080	—	1,080
Amortization of intangibles	891	—	891
Depreciation	5,023	—	5,023
Asset impairments	29,250	—	29,250
Total costs and expenses	115,725	—	115,725
Operating loss	(61,108)	—	(61,108)
Other expense
Interest expense	(368)	—	(368)
Total other expense, net	(368)	—	(368)
Loss before income taxes	(61,476)	—	(61,476)
Income tax benefit	11,766	—	11,766
Net loss from continuing operations	(49,710)	—	(49,710)
Gain from sale of discontinued operations, net of tax	7,752	—	7,752
Loss from operations of discontinued operations, net of tax	(17,545)	741	(16,804)
Loss from discontinued operations	(9,793)	741	(9,052)
Net loss attributable to common shareholders	$(59,503)	$741	$(58,762)

Weighted average common shares outstanding	10,995	—	10,995
Weighted average diluted shares outstanding	10,995	—	10,995
Net loss per share from continuing operations
Basic	$(4.52)	$—	$(4.52)
Diluted	$(4.52)	$—	$(4.52)
Net loss per share from discontinued operations
Basic	$(0.89)	$0.07	$(0.82)
Diluted	$(0.89)	$0.07	$(0.82)
Net loss per share attributable to common shareholders
Basic	$(5.41)	$0.07	$(5.34)
Diluted	$(5.41)	$0.07	$(5.34)

TREE.COM, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

(a)           Historical activity as reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

(b)           To eliminate certain assets and liabilities of HLC as a result of the sale of these assets and liabilities, after adjusting for estimated cash proceeds to be received at closing.

(c)           To reflect the elimination of the HLC historical results of operations.

(d)           Historical activity as reported in our Annual Report on Form 10-K for the year ended December 31, 2011.